                                                                   EXHIBIT 99(a)


                                     PROXY

                        THE BROOKLYN UNION GAS COMPANY
                   One Metro Tech Center, Brooklyn, NY 11201

         This Proxy is Solicited on Behalf of the Board of Directors.

  The undersigned hereby appoints Robert B. Catell, Donald H. Elliott and James
L. Larocca as Proxies, each with the power to appoint a substitute, and each with full power to act without the others, and hereby authorizes them, and each of them, to represent and to vote, as designated on the reverse side, and any other business that may come before the meeting, all shares of Common Stock of the Company held of record by the undersigned on December 18, 1996 at the Annual Meeting of Shareholders to be held on February 6, 1997 and any adjournment thereof.

Election of Directors:          Charles Uribe
                                Craig G. Matthews
                                Andrea S. Christensen
                                Alan H. Fishman
                                James Q. Riordan



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.



                               ANNUAL MEETING OF

                  THE BROOKLYN UNION GAS COMPANY SHAREHOLDERS


                           THURSDAY, FEBRUARY 6, 1997
                                  10:00 A.M.
                             ONE METROTECH CENTER
                           BROOKLYN, NEW YORK 11201
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[x]  Please mark your
     vote with an X.                                            7061

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.
---                          -------
--------------------------------------------------------------------------------
      The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
                                               ---
--------------------------------------------------------------------------------
                   FOR  AGAINST ABSTAIN                            FOR  WITHHELD
1. Adoption of the [_]    [_]     [_]    2. Election of Directors: [_]    [_]
   Agreement and                            FOR all nominees
   Plan of                                  listed on the reverse
   Exchange.                                side (except as
                                            indicated to the
                                            contrary).

                                            For, except vote withheld from the
                                            following nominee(s):


                                            ----------------------------------


                           FOR  AGAINST  ABSTAIN
3. Ratification of Arthur  [_]    [_]      [_]
   Andersen LLP as
   Independent Public
   Accountants.

--------------------------------------------------------------------------------

                    The Board of Directors recommends a vote AGAINST Proposal 4.
                                                             -------
                    ------------------------------------------------------------
                                                 FOR   AGAINST  ABSTAIN
                            4. Shareholder       [_]     [_]      [_]
                               Proposal as to
                               Cumulative Voting.


                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, ad-ministrator, trustee or guardian, please give full title as such.


                    -----------------------------------------------------------


                    -----------------------------------------------------------
                      SIGNATURE(S)                                   DATE





                         YOUR VOTE IS IMPORTANT TO US.


               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN


                            THE ENCLOSED ENVELOPE.
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                         [ROBERT B. CATELL LETTERHEAD]



January 17, 1997

                              IMPORTANT REMINDER
                              ------------------

Dear Shareholder:

We have previously mailed the prospectus/proxy statement and proxy materials to you for the Annual Meeting of Shareholders of Brooklyn Union to be held on Thursday, February 6, 1997. According to our records, we have not received your completed proxy card for this important meeting.

Your vote is important to us and the company's restructuring will help us meet the new competition introduced by the across-the-board "unbundling" of gas supply from gas distribution. The New York State Public Service Commission's Order on gas competition now allows residential and small-business customers to purchase gas from qualified gas-marketers, an option previously available only to large-volume customers. We believe our holding company structure will allow us to adapt to this changing energy-market environment quickly and more effectively.

Your Board of Directors believes the restructuring of Brooklyn Union as a holding company is in the best interests of our shareholders, employees and customers, and unanimously recommends that everyone support our holding company proposal.

If you haven't previously mailed your proxy card, please take a moment to sign, date and mail the enclosed duplicate proxy card promptly in the return envelope, with a vote "FOR" proposals 1, 2 and 3 and "AGAINST" proposal 4.

Thank you for your cooperation and continued support.

Sincerely,